WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

Exhibit 16.1

May 23, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: Arch Therapeutics, Inc.
File No. 000-54986

Commissioners:

We have read Item 4.01 of Form 8-K of Arch Therapeutics, Inc. dated May 23, 2025, and we agree with the statements concerning our Firm contained therein.

Very truly yours,

Weinberg & Company, P.A.

Weinberg & Company, P.A.

1925 Century Park East, Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
www.weinbergla.com